Exhibit 99.1

TD SYNNEX Reports Fiscal 2024 Third Quarter Results
•Revenue of $14.7 billion, at the upper end of our outlook of $13.3 - $14.9 billion.
•Non-GAAP gross billings(1) of $20.3 billion, above the high end of our outlook of $18.9 - $20.1 billion.
•Net income of $179 million, and non-GAAP net income(1) of $245 million, above the midpoint of our outlook.
•Diluted earnings per share (“EPS”) of $2.08, and non-GAAP diluted EPS(1) of $2.86, above the midpoint of our outlook.
•Cash provided by operations of $386 million and free cash flow(1) of $339 million.
•Returned $91 million to stockholders in the form of $57 million of share repurchases and $34 million in dividends.
•Announced a quarterly cash dividend of $0.40 per common share, up 14% from the prior fiscal third quarter.

FREMONT, CA and CLEARWATER, FL, September 26, 2024 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal third quarter ended August 31, 2024.
Consolidated Financial Highlights for the Fiscal 2024 Third Quarter:

GAAP
($ in millions, except earnings per share)
	Q3 FY24	Q3 FY23	Net Change from Q3 FY23
Revenue	$14,684.7	$13,960.6	5.2%
Gross profit	$961.0	$971.3	(1.1)%
Gross margin	6.54%	6.96%	(42) bps
Operating income	$302.9	$240.2	26.1%
Operating margin	2.06%	1.72%	34 bps
Net income	$178.6	$139.3	28.2%
Diluted EPS	$2.08	$1.49	39.6%

Non-GAAP
($ in millions, except earnings per share)
	Q3 FY24	Q3 FY23	Net Change from Q3 FY23
Gross billings(1)	$20,282.5	$18,583.6	9.1%
Gross to net %(1)	(27.6)%	(24.9)%	(270) bps
Revenue	$14,684.7	$13,960.6	5.2%
Gross profit(1)	$961.0	$973.7	(1.3)%
Gross margin(1)	6.54%	6.97%	(43) bps
Operating income(1)	$392.9	$396.8	(1.0)%
Operating margin(1)	2.68%	2.84%	(16) bps
Net income(1)	$245.4	$259.8	(5.5)%
Diluted EPS(1)	$2.86	$2.78	2.9%

“Q3 was a strong quarter, reinforcing our optimism regarding IT market recovery. In particular, we saw significant growth across geographic segments and in both our Endpoint and Advanced solutions businesses. Additionally, gross billings in Q3 grew 9%, coming in above the high end of our range,” said Patrick Zammit, CEO of TD SYNNEX. “These results underscore that our broad global reach, extensive line card and effective execution of our strategy are helping us grow slightly ahead of market.”

Consolidated Fiscal 2024 Third Quarter Highlights
•Revenue was $14.7 billion, compared to $14.0 billion in the prior fiscal third quarter, representing an increase of 5.2% and at the upper end of our outlook. On a constant currency(1) basis, revenue increased by 5.6% compared to the prior fiscal third quarter. The increases were driven by growth in both our Advanced Solutions and Endpoint Solutions portfolios. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 4%.
•Non-GAAP gross billings(1) were $20.3 billion, compared to $18.6 billion in the prior fiscal third quarter.
•Gross profit was $961 million, compared to $971 million in the prior fiscal third quarter.
•Gross margin and non-GAAP gross margin(1) were both 6.5%, compared to 7.0% in the prior fiscal third quarter, primarily due to higher margins in the prior year in strategic technologies and product mix. The presentation of additional revenues on a net basis positively impacted our gross margin and non-GAAP gross margin(1) by approximately 23 basis points.
•Operating income was $303 million, compared to $240 million in the prior fiscal third quarter primarily due to a decrease in acquisition, integration and restructuring costs. Non-GAAP operating income(1) was $393 million, compared to $397 million in the prior fiscal third quarter.
•Operating margin was 2.1%, compared to 1.7% in the prior fiscal third quarter, primarily due to a decrease in acquisition, integration and restructuring costs. Non-GAAP operating margin(1) was 2.7%, compared to 2.8% in the prior fiscal third quarter.
•Diluted EPS was $2.08, compared to $1.49 in the prior fiscal third quarter. Non-GAAP diluted EPS(1) was $2.86, compared to $2.78 in the prior fiscal third quarter.
•Cash provided by operations of $386 million, compared to $592 million in the prior fiscal third quarter, and free cash flow(1) of $339 million, compared to $552 million in the prior fiscal third quarter.
•We returned $91 million to stockholders in the form of share repurchases and dividends, compared to $136 million in the prior fiscal third quarter.
Regional Fiscal 2024 Third Quarter Highlights
•Americas:
◦Revenue was $9.1 billion, compared to $8.9 billion in the prior fiscal third quarter, representing an increase of 2.4%. On a constant currency(1) basis, revenue increased by 2.7% compared to the prior fiscal third quarter. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 5%.
◦Non-GAAP gross billings(1) were $13.0 billion, compared to $12.1 billion in the prior fiscal third quarter, representing an increase of 7.7%.
◦Operating income was $221 million, compared to $193 million in the prior fiscal third quarter. Non-GAAP operating income(1) was $272 million, compared to $302 million in the prior fiscal third quarter.
◦Operating margin was 2.4%, compared to 2.2% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 3.0%, compared to 3.4% in the prior fiscal third quarter.
•Europe:
◦Revenue was $4.6 billion, compared to $4.2 billion in the prior fiscal third quarter, representing an increase of 8.6%. On a constant currency(1) basis, revenue increased by 8.9%. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 1%.
◦Non-GAAP gross billings(1) were $6.0 billion, compared to $5.5 billion in the prior fiscal third quarter, representing an increase of 9.6%.

◦Operating income was $57 million, compared to $30 million in the prior fiscal third quarter. Non-GAAP operating income(1) was $94 million, compared to $75 million in the prior fiscal third quarter.
◦Operating margin was 1.3%, compared to 0.7% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 2.0%, compared to 1.8% in the prior fiscal third quarter.
•Asia-Pacific and Japan:
◦Revenue was $1.0 billion, compared to $0.9 billion in the prior fiscal third quarter, representing an increase of 17.6%. On a constant currency(1) basis, revenue increased by 19.7% compared to the prior fiscal third quarter. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 6%.
◦Non-GAAP gross billings(1) were $1.3 billion, compared to $1.0 billion in the prior fiscal third quarter, representing an increase of 23.6%.
◦Operating income was $25 million, compared to $18 million in the prior fiscal third quarter. Non-GAAP operating income(1) was $27 million, compared to $20 million in the prior fiscal third quarter.
◦Operating margin was 2.5%, compared to 2.1% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 2.7%, compared to 2.3% in the prior fiscal third quarter.
Fiscal 2024 Fourth Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2024 fourth quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q4 2024 Outlook
Revenue	$14.9 - $15.7 billion
Non-GAAP gross billings(1)	$20.5 - $21.5 billion
Net income	$162 - $205 million
Non-GAAP net income(1)	$239 - $282 million
Diluted earnings per share	$1.90 - $2.40
Non-GAAP diluted earnings per share(1)	$2.80 - $3.30
Estimated outstanding diluted weighted average shares	84.5 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.40 per common share. The dividend is payable on October 25, 2024 to stockholders of record as of the close of business on October 11, 2024.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2024 fiscal third quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.

About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida and Fremont, California, TD SYNNEX’s 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 2,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.
(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX refers to revenues on a constant currency basis which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate. TD SYNNEX uses non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations. TD SYNNEX uses “gross to net %” to refer to the percentage of adjustments made to non-GAAP gross billings for costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. TD SYNNEX uses non-GAAP gross profit and non-GAAP gross margin which exclude purchase accounting adjustments. TD SYNNEX uses adjusted selling, general and administrative expenses which is a non-GAAP financial measure that excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings, which is a useful metric in considering our selling, general and administrative expenses without the impact of gross to net revenue adjustments to gross billings. TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of gross profit, which is a useful measure in considering the portion of gross profit retained after selling, general and administrative expenses. TD SYNNEX uses non-GAAP operating income and non-GAAP operating margin which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense and purchase accounting adjustments. TD SYNNEX also uses non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments, and the related tax effects thereon. Further, the Company uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, amortization of intangibles, other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture. Effective as of the third quarter of fiscal 2024, the Company ceased recording expenses and gains associated with activities related to the merger with Tech Data within acquisition, integration and restructuring costs.

TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. These adjustments benefited our non-GAAP operating income through the third fiscal quarter of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the fourth quarter of 2024. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.
These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; weakness in information technology spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2023 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2024 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
David Jordan	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
david.jordan@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	August 31, 2024	November 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$853,923	$1,033,776
Accounts receivable, net	10,032,404	10,297,814
Receivables from vendors, net	863,382	964,334
Inventories	7,674,438	7,146,274
Other current assets	633,636	642,238
Total current assets	20,057,783	20,084,436
Property and equipment, net	477,419	450,024
Goodwill	3,951,771	3,904,170
Intangible assets, net	4,066,707	4,244,314
Other assets, net	653,867	729,870
Total assets	$29,207,547	$29,412,814

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$314,198	$983,585
Accounts payable	13,873,238	13,347,281
Other accrued liabilities	1,802,958	2,407,896
Total current liabilities	15,990,394	16,738,762
Long-term borrowings	3,736,004	3,099,193
Other long-term liabilities	450,364	498,656
Deferred tax liabilities	866,702	893,021
Total liabilities	21,043,464	21,229,632
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both August 31, 2024 and November 30, 2023	99	99
Additional paid-in capital	7,458,088	7,435,274
Treasury stock, 14,742 and 10,343 shares as of August 31, 2024 and November 30, 2023, respectively	(1,436,868)	(949,714)
Accumulated other comprehensive loss	(452,241)	(507,248)
Retained earnings	2,595,005	2,204,771
Total stockholders' equity	8,164,083	8,183,182
Total liabilities and equity	$29,207,547	$29,412,814

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Revenue	$14,684,712	$13,960,615	$42,607,873	$43,148,110
Cost of revenue	(13,723,664)	(12,989,342)	(39,667,512)	(40,209,860)
Gross profit	961,048	971,273	2,940,361	2,938,250
Selling, general and administrative expenses	(657,513)	(659,454)	(2,000,772)	(1,987,375)
Acquisition, integration and restructuring costs	(656)	(71,586)	(70,190)	(159,597)
Operating income	302,879	240,233	869,399	791,278
Interest expense and finance charges, net	(80,447)	(67,703)	(233,039)	(222,188)
Other expense, net	(1,518)	(2,371)	(7,493)	(6,691)
Income before income taxes	220,914	170,159	628,867	562,399
Provision for income taxes	(42,358)	(30,897)	(134,578)	(123,030)
Net income	$178,556	$139,262	$494,289	$439,369
Earnings per common share:
Basic	$2.09	$1.49	$5.70	$4.67
Diluted	$2.08	$1.49	$5.67	$4.66
Weighted-average common shares outstanding:
Basic	84,510	92,590	85,937	93,400
Diluted	84,937	92,881	86,323	93,676

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2024 Third Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q3 FY24	Q3 FY23	Net Change from Q3 FY23
Americas
Revenue	$9,090.0	$8,879.6	2.4%
Non-GAAP gross billings(1)	$13,025.9	$12,093.1	7.7%
Operating income	$220.9	$192.6	14.7%
Non-GAAP operating income(1)	$272.3	$301.8	(9.8)%
Operating margin	2.43%	2.17%	26 bps
Non-GAAP operating margin(1)	3.00%	3.40%	(40) bps

Europe
Revenue	$4,591.2	$4,227.6	8.6%
Non-GAAP gross billings(1)	$5,971.2	$5,450.6	9.6%
Operating income	$57.4	$29.5	94.6%
Non-GAAP operating income(1)	$94.0	$75.0	25.3%
Operating margin	1.25%	0.70%	55 bps
Non-GAAP operating margin(1)	2.05%	1.78%	27 bps

Asia-Pacific and Japan
Revenue	$1,003.5	$853.4	17.6%
Non-GAAP gross billings(1)	$1,285.4	$1,039.9	23.6%
Operating income	$24.6	$18.1	35.9%
Non-GAAP operating income(1)	$26.6	$20.0	33.0%
Operating margin	2.45%	2.12%	33 bps
Non-GAAP operating margin(1)	2.65%	2.34%	31 bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Revenue in constant currency
Consolidated
Revenue	$14,684,712	$13,960,615	$42,607,873	$43,148,110
Impact of changes in foreign currencies	58,720	—	(5,952)	—
Revenue in constant currency	$14,743,432	$13,960,615	$42,601,921	$43,148,110

Americas
Revenue	$9,090,011	$8,879,585	$25,550,680	$26,217,631
Impact of changes in foreign currencies	27,754	—	16,966	—
Revenue in constant currency	$9,117,765	$8,879,585	$25,567,646	$26,217,631

Europe
Revenue	$4,591,161	$4,227,590	$14,135,188	$14,209,488
Impact of changes in foreign currencies	12,810	—	(105,486)	—
Revenue in constant currency	$4,603,971	$4,227,590	$14,029,702	$14,209,488

Asia-Pacific and Japan
Revenue	$1,003,540	$853,440	$2,922,005	$2,720,991
Impact of changes in foreign currencies	18,156	—	82,568	—
Revenue in constant currency	$1,021,696	$853,440	$3,004,573	$2,720,991

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP gross billings
Consolidated
Revenue	$14,684,712	$13,960,615	$42,607,873	$43,148,110
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,597,768	4,623,011	16,245,949	14,353,615
Non-GAAP gross billings	$20,282,480	$18,583,626	$58,853,822	$57,501,725
				—%
Americas
Revenue	$9,090,011	$8,879,585	$25,550,680	$26,217,631
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	3,935,887	3,213,484	11,228,761	9,757,609
Non-GAAP gross billings	$13,025,898	$12,093,069	$36,779,441	$35,975,240

Europe
Revenue	$4,591,161	$4,227,590	$14,135,188	$14,209,488
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,380,024	1,223,053	4,299,322	4,000,033
Non-GAAP gross billings	$5,971,185	$5,450,643	$18,434,510	$18,209,521

Asia-Pacific and Japan
Revenue	$1,003,540	$853,440	$2,922,005	$2,720,991
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	281,857	186,474	717,866	595,973
Non-GAAP gross billings	$1,285,397	$1,039,914	$3,639,871	$3,316,964

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP gross profit & non-GAAP gross margin
Revenue	$14,684,712	$13,960,615	$42,607,873	$43,148,110

Gross profit	$961,048	$971,273	$2,940,361	$2,938,250
Purchase accounting adjustments	—	2,427	—	15,047
Non-GAAP gross profit	$961,048	$973,700	$2,940,361	$2,953,297

Gross margin	6.54%	6.96%	6.90%	6.81%
Non-GAAP gross margin	6.54%	6.97%	6.90%	6.84%

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Adjusted selling, general and administrative expenses
Revenue	$14,684,712	$13,960,615	$42,607,873	$43,148,110
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,597,768	4,623,011	16,245,949	14,353,615
Non-GAAP gross billings	$20,282,480	$18,583,626	$58,853,822	$57,501,725

Gross profit	$961,048	$971,273	$2,940,361	$2,938,250

Selling, general and administrative expenses(1)	$658,169	$731,040	$2,070,962	$2,146,972
Acquisition, integration and restructuring costs	(656)	(71,586)	(70,190)	(159,597)
Amortization of intangibles	(73,173)	(74,029)	(218,809)	(220,571)
Share-based compensation	(16,176)	(8,530)	(47,096)	(29,252)
Adjusted selling, general and administrative expenses	$568,164	$576,895	$1,734,867	$1,737,552

Selling, general and administrative expenses as a percentage of revenue	4.48%	5.24%	4.86%	4.98%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	2.80%	3.10%	2.95%	3.02%
Selling, general and administrative expenses as a percentage of gross profit	68.5%	75.3%	70.4%	73.1%
Adjusted selling, general and administrative expenses as a percentage of gross profit	59.1%	59.4%	59.0%	59.1%
(1) Includes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$14,684,712	$13,960,615	$42,607,873	$43,148,110

Operating income	$302,879	$240,233	$869,399	$791,278
Acquisition, integration and restructuring costs	656	71,586	70,190	159,597
Amortization of intangibles	73,173	74,029	218,809	220,571
Share-based compensation	16,176	8,530	47,096	29,252
Purchase accounting adjustments	—	2,427	—	15,047
Non-GAAP operating income	$392,884	$396,805	$1,205,494	$1,215,745

Operating margin	2.06%	1.72%	2.04%	1.83%
Non-GAAP operating margin	2.68%	2.84%	2.83%	2.82%

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$9,090,011	$8,879,585	$25,550,680	$26,217,631

Operating income	$220,900	$192,606	$589,866	$559,370
Acquisition, integration and restructuring costs	259	60,393	53,026	122,682
Amortization of intangibles	41,459	42,437	124,430	127,233
Share-based compensation	9,703	6,325	30,426	21,076
Non-GAAP operating income	$272,321	$301,761	$797,748	$830,361

Operating margin	2.43%	2.17%	2.31%	2.13%
Non-GAAP operating margin	3.00%	3.40%	3.12%	3.17%

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$4,591,161	$4,227,590	$14,135,188	$14,209,488

Operating income	$57,415	$29,531	$200,100	$157,793
Acquisition, integration and restructuring costs	224	10,304	16,225	33,750
Amortization of intangibles	30,896	30,970	92,319	91,469
Share-based compensation	5,459	1,809	14,033	6,851
Purchase accounting adjustments	—	2,427	—	15,047
Non-GAAP operating income	$93,994	$75,041	$322,677	$304,910

Operating margin	1.25%	0.70%	1.42%	1.11%
Non-GAAP operating margin	2.05%	1.78%	2.28%	2.15%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Asia-Pacific and Japan
Revenue	$1,003,540	$853,440	$2,922,005	$2,720,991

Operating income	$24,564	$18,096	$79,433	$74,115
Acquisition, integration and restructuring costs	173	889	939	3,165
Amortization of intangibles	818	622	2,060	1,869
Share-based compensation	1,014	396	2,637	1,325
Non-GAAP operating income	$26,569	$20,003	$85,069	$80,474

Operating margin	2.45%	2.12%	2.72%	2.72%
Non-GAAP operating margin	2.65%	2.34%	2.91%	2.96%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Adjusted EBITDA
Net income	$178,556	$139,262	$494,289	$439,369
Interest expense and finance charges, net	80,447	67,703	233,039	222,188
Provision for income taxes	42,358	30,897	134,578	123,030
Depreciation(1)	25,015	31,256	86,285	94,346
Amortization of intangibles	73,173	74,029	218,809	220,571
EBITDA	$399,549	$343,147	$1,167,000	$1,099,504
Other expense, net	1,518	2,371	7,493	6,691
Acquisition, integration and restructuring costs	656	66,846	64,704	143,360
Share-based compensation	16,176	8,530	47,096	29,252
Purchase accounting adjustments	—	2,427	—	15,047
Adjusted EBITDA	$417,899	$423,321	$1,286,293	$1,293,854
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

	Three Months Ended		Nine Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$178,556	$139,262	$494,289	$439,369
Acquisition, integration and restructuring costs	656	73,897	70,190	166,446
Amortization of intangibles	73,173	74,029	218,809	220,571
Share-based compensation	16,176	8,530	47,096	29,252
Purchase accounting adjustments	—	2,427	—	15,047
Income taxes related to the above	(23,122)	(38,375)	(81,861)	(102,700)
Non-GAAP net income	$245,439	$259,770	$748,523	$767,985

Diluted EPS(1)	$2.08	$1.49	$5.67	$4.66
Acquisition, integration and restructuring costs	0.01	0.79	0.81	1.76
Amortization of intangibles	0.85	0.79	2.51	2.34
Share-based compensation	0.19	0.09	0.54	0.31
Purchase accounting adjustments	—	0.03	—	0.16
Income taxes related to the above	(0.27)	(0.41)	(0.94)	(1.09)
Non-GAAP Diluted EPS(1)	$2.86	$2.78	$8.59	$8.14
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% of net income for both the three and nine months ended August 31, 2024 and was approximately 0.7% of net income for both the three and nine months ended August 31, 2023.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
(Currency in thousands)	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Free cash flow
Net cash provided by operating activities	$385,782	$591,955	$655,783	$1,196,705
Purchases of property and equipment	(47,142)	(39,808)	(126,052)	(107,417)
Free cash flow	$338,640	$552,147	$529,731	$1,089,288

	Forecast
	Three Months Ending November 30, 2024
(Currency in millions, except per share amounts)	Low	High
Net income	$162	$205
Amortization of intangibles	75	75
Share-based compensation	25	25
Income taxes related to the above	(23)	(23)
Non-GAAP net income	$239	$282

Diluted EPS(1)	$1.90	$2.40
Amortization of intangibles	0.88	0.88
Share-based compensation	0.29	0.29
Income taxes related to the above	(0.27)	(0.27)
Non-GAAP Diluted EPS(1)	$2.80	$3.30
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending November 30, 2024.

	Forecast
	Three Months Ending
(Currency in billions)	November 30, 2024
Non-GAAP gross billings	Low	High
Revenue	$14.9	$15.7
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5.6	5.8
Non-GAAP gross billings	$20.5	$21.5

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	August 31, 2024	August 31, 2023
ROIC
Operating income (trailing fiscal four quarters)	$1,156,153	$1,125,440
Income taxes on operating income(1)	(234,970)	(228,334)
Operating income after taxes	$921,183	$897,106

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,249,490	$11,575,572

ROIC	8.2%	7.8%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,632,073	$1,711,323
Income taxes on non-GAAP operating income(1)	(365,354)	(381,272)
Non-GAAP operating income after taxes	$1,266,719	$1,330,051

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,249,490	$11,575,572
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,367,426	961,319
Total non-GAAP invested capital (last five quarters average)	$12,616,916	$12,536,891

Adjusted ROIC	10.0%	10.6%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		August 31, 2024	August 31, 2023
Days sales outstanding
Revenue	(a)	$14,684,712	$13,960,615
Accounts receivable, net	(b)	10,032,404	8,892,130
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	63	59

Days inventory outstanding
Cost of revenue	(d)	$13,723,664	$12,989,342
Inventories	(e)	7,674,438	7,462,162
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	51	53

Days payable outstanding
Cost of revenue	(g)	$13,723,664	$12,989,342
Accounts payable	(h)	13,873,238	12,485,180
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	93	89

Cash conversion cycle	(j) = (c)+(f)-(i)	21	23